UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004

Stratagene Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50786	33-0683641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11011 North Torrey Pines Road La Jolla, California (Address of Principal Executive Offices)		92037 (Zip Code)

(858) 535-5400
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.
Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 2. Acquisition or Disposition of Assets.

     On June 2, 2004, Stratagene Corporation (the “Company”) completed its merger transaction with Hycor Biomedical Inc. (“Hycor”). In accordance with the terms of that certain Agreement and Plan of Reorganization dated as of July 24, 2003 by and among the Company, SHC Acquisition Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Hycor, as amended by that certain Amendment No. 1 to Agreement and Plan of Reorganization dated as of December 29, 2003 by and among the Company, Merger Sub and Hycor and as further amended by that certain Amendment No. 2 to Agreement and Plan of Reorganization dated as of February 25, 2004 by and among the Company, Merger Sub and Hycor, on June 2, 2004 Merger Sub was merged with and into Hycor, the separate corporate existence of Merger Sub ceased and Hycor continued as the surviving corporation and as a wholly owned subsidiary of the Company. The merger was approved by the Company’s stockholders effective as of June 1, 2004, and by Hycor’s stockholders on June 2, 2004. The merger is intended to be treated as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. A full description of the merger transaction is contained in the Company’s registration statement on Form S-4, which was declared effective by the Securities and Exchange Commission on April 29, 2004.

     As of the effective time of the merger, each outstanding share of Hycor common stock was converted into the right to receive 0.6158 of a share of Company common stock, and each option to purchase common stock of Hycor was converted into an option to purchase Company common stock with appropriate adjustments to the exercise price and the share numbers in accordance with the exchange ratio. As a result of the merger, the Company issued approximately 5.0 million shares of Company common stock and assumed options to purchase approximately 800,000 shares of Company common stock. In addition, the Company’s common stock began trading on the Nasdaq National Market under the trading symbol “STGN” on June 3, 2004.

     In connection with the closing of the merger, the Company’s board of directors was reconstituted and currently consists of Dr. Joseph A. Sorge, Carlton J. Eibl, Robert Manion, John Reed and J. David Tholen. Mr. Tholen is the former chief executive officer of Hycor and also served as a director of Hycor prior to the merger. The officers of the Company prior to the merger continue to serve as the officers of the Company, except that Reginald Jones, the former chief financial officer of Hycor, is now the chief financial officer of the Company. A description of the relationships between the Company and the persons to whom the Company issued shares of its common stock in the merger is contained in the Company’s registration statement on Form S-4 relating to the merger.

     The Company’s press release announcing the completion of the merger is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5. Other Events and Required FD Disclosure.

     On June 3, 2004, the Company issued a press release announcing that its common stock will commence trading on the Nasdaq National Market under the symbol “STGN” as of June 3,

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2004. A copy of the press release announcing this development is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this report not later than 60 days after the date hereof.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this report not later than 60 days after the date hereof.

(c)	Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press release dated June 2, 2004 announcing the completion of the merger transaction between Stratagene Corporation and Hycor Biomedical Inc.

99.2	Press release dated June 3, 2004 regarding the listing of Stratagene Corporation’s common stock on the Nasdaq National Market.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATAGENE CORPORATION

Date: June 3, 2004	By: /s/ JOSEPH A. SORGE, M.D. Name: Joseph A. Sorge, M.D. Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press release dated June 2, 2004 announcing the completion of the merger transaction between Stratagene Corporation and Hycor Biomedical Inc.

99.2	Press release dated June 3, 2004 regarding the listing of Stratagene Corporation’s common stock on the Nasdaq National Market.

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